                                                                  Exhibit 10.25
                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT



                          dated as of December 8, 1998



                                      among



                              LAFARGE CORPORATION,



                                  THE LENDERS,



                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                             as Administrative Agent




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


                                TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS...........................................................................1
     1.1.    Definitions..........................................................................1
     1.2.    Accounting Terms and Determinations.................................................13

ARTICLE II:  THE LOAN FACILITY...................................................................13
     2.1.    Commitment..........................................................................13
     2.2.    Required Payments...................................................................13
     2.3.    Ratable Loans; Types of Advances....................................................13
     2.4.    Fees................................................................................13
             2.4.1. Facility Fee.................................................................13
             2.4.2. Utilization Fee..............................................................14
             2.4.3. Agent Fees...................................................................14
     2.5.    Reductions in Aggregate Commitment..................................................14
     2.6.    Minimum Amount of Each Advance......................................................14
     2.7.    Optional Principal Payments.........................................................14
     2.8.    Method of Selecting Types and Interest Periods for New Advances.....................14
     2.9.    Conversion and Continuation of Outstanding Advances.................................15
     2.10.   Changes in Interest Rate, etc.......................................................15
     2.11.   Rates Applicable After Default......................................................16
     2.12.   Method of Payment...................................................................16
     2.13.   Noteless Agreement; Evidence of Indebtedness........................................16
     2.14.   Telephonic Notices..................................................................17
     2.15.   Interest Payment Dates; Interest and Fee Basis......................................17
     2.16.   Notification of Advances, Interest Rates, Prepayments and Commitment
             Reductions..........................................................................18
     2.17.   Lending Installations...............................................................18
     2.18.   Non-Receipt of Funds by the Agent...................................................18
     2.19.   Increase of Commitments.............................................................18
     2.20.   Extension of Termination Date.......................................................19

ARTICLE III:  CHANGE IN CIRCUMSTANCES............................................................20
     3.1.    Taxes...............................................................................20
     3.2.    Yield Protection....................................................................22
     3.3.    Changes in Capital Adequacy Regulations.............................................23
     3.4.    Availability of Types of Advances...................................................23
     3.5.    Funding Indemnification.............................................................24
     3.6.    Mitigation of Additional Costs or Adverse Circumstances.............................24
     3.7.    Lender Statements; Survival of Indemnity............................................24

ARTICLE IV:  CONDITIONS PRECEDENT................................................................25
     4.1.    Initial Advance.....................................................................25
     4.2.    Each Advance........................................................................26

ARTICLE V:   REPRESENTATIONS AND WARRANTIES......................................................26
     5.1.    Existence and Standing..............................................................26
     5.2.    Authorization and Validity..........................................................27
     5.3.    No Conflict; Government Consent.....................................................27
     5.4.    Financial Statements................................................................27
     5.5.    Material Adverse Change.............................................................27
     5.6.    Taxes...............................................................................27
     5.7.    Litigation and Contingent Obligations...............................................28
     5.8.    Subsidiaries........................................................................28
     5.9.    ERISA...............................................................................28
     5.10.   Accuracy of Information.............................................................29
     5.11.   Margin Stock Regulations............................................................29
     5.12.   Material Agreements.................................................................29
     5.13.   Compliance With Laws................................................................29
     5.14.   Ownership of Properties.............................................................29
     5.15.   Intellectual Property...............................................................29
     5.16.   Plan Assets; Prohibited Transactions................................................30
     5.17.   Environmental Matters...............................................................30
     5.18.   Investment Company Act..............................................................30
     5.19.   Public Utility Holding Company Act..................................................30
     5.20.   Year 2000 Issues....................................................................30

ARTICLE VI:  COVENANTS...........................................................................30
     6.1.    Financial Reporting.................................................................31
     6.2.    Use of Proceeds.....................................................................32
     6.3.    Notice of Default...................................................................32
     6.4.    Corporate Existence; Conduct of Business............................................32
     6.5.    Taxes...............................................................................33
     6.6.    Insurance...........................................................................33
     6.7.    Compliance with Laws................................................................33
     6.8.    Inspection..........................................................................33
     6.9.    Maintenance of Properties...........................................................33
     6.10.   Consolidations, Mergers and Sale of Assets..........................................33
     6.11.   Liens. .............................................................................34
     6.12    Subsidiary Debt.....................................................................35
     6.13    Hedging Obligations.................................................................35
     6.14    Leverage Ratio......................................................................35
     6.15    Interest Coverage Ratio.............................................................35
     6.16.   Affiliates..........................................................................36
     6.17    Year 2000 Issues....................................................................36

ARTICLE VII:  DEFAULTS...........................................................................36

ARTICLE VIII:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES....................................38
     8.1.    Acceleration........................................................................38
     8.2.    Amendments..........................................................................38
     8.3.    Preservation of Rights..............................................................39

ARTICLE IX:  GENERAL PROVISIONS..................................................................39
     9.1.    Governmental Regulation.............................................................39
     9.2.    Taxes. .............................................................................39
     9.3.    Headings............................................................................39
     9.4.    Entire Agreement....................................................................40
     9.5.    Several Obligations.................................................................40
     9.6.    Expenses; Indemnification...........................................................40
     9.7.    Numbers of Documents................................................................41
     9.8.    Severability of Provisions..........................................................41
     9.9.    Nonliability of Lenders. ...........................................................41
     9.10.   Confidentiality.....................................................................41
     9.11.   Nonreliance.........................................................................41

ARTICLE X:  THE AGENT............................................................................41
     10.1.   Appointment.........................................................................41
     10.2.   Powers..............................................................................42
     10.3.   General Immunity....................................................................42
     10.4.   No Responsibility for Loans, Collateral, Recitals, etc. ............................42
     10.5.   Action on Instructions of Lenders...................................................42
     10.6.   Employment of Agents and Counsel....................................................43
     10.7.   Reliance on Documents; Counsel......................................................43
     10.8.   Agent's Reimbursement and Indemnification...........................................43
     10.9.   Notice of Default...................................................................44
     10.10.  Rights as a Lender..................................................................44
     10.11.  Lender Credit Decision..............................................................44
     10.12.  Successor Agent.....................................................................44
     10.13.  Delegation to Affiliates............................................................45
     10.14.  Co-Agents, Documentation Agent, Syndication Agent, etc. ............................45

ARTICLE XI:  SETOFF; RATABLE PAYMENTS............................................................45
     11.1.   Setoff..............................................................................45
     11.2.   Ratable Payments....................................................................45

     11.3    Application of Payments.............................................................45

ARTICLE XII:  BENEFIT OF AGREEMENT; PARTICIPATIONS;
               ASSIGNMENTS.......................................................................46
     12.1.   Successors and Assigns..............................................................46
     12.2.   Participations......................................................................47
             12.2.1.  Permitted Participants; Effect.............................................47
             12.2.2.  Voting Rights..............................................................47
             12.2.3.  Benefit of Setoff..........................................................47
     12.3.   Assignments.........................................................................47
             12.3.1.  Permitted Assignments......................................................47
             12.3.2.  Effect; Effective Date.....................................................48
     12.4.   Dissemination of Information........................................................48
     12.5.   Tax Treatment.......................................................................48

ARTICLE XIII:  NOTICES...........................................................................49
     13.1.   Giving Notice.......................................................................49
     13.2.   Change of Address...................................................................49

ARTICLE XIV:  COUNTERPARTS.......................................................................49

ARTICLE XV:  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL........................49
     15.1.   CHOICE OF LAW.......................................................................49
     15.2.   CONSENT TO JURISDICTION.............................................................49
     15.3.   WAIVER OF JURY TRIAL................................................................50

                             SCHEDULES AND EXHIBITS

SCHEDULES
---------

Schedule I    --     Commitments
Schedule II   --     Pricing Schedule
Schedule 5.8  --     Subsidiaries
Schedule 5.14 --     Liens


EXHIBITS
--------

Exhibit A     --     Form of Assignment Agreement
Exhibit B     --     Form of Note
Exhibit C     --     Form of Opinion of Counsel to the Company
Exhibit D     --     Form of Opinion of Canadian Counsel to
                      Lafarge Canada Inc.
Exhibit E     --     Form of Opinion of Counsel to the Agent
Exhibit F     --     Form of Money Transfer Instructions
Exhibit G     --     Form of Compliance Certificate

                                CREDIT AGREEMENT

       This Credit Agreement (this "AGREEMENT"), dated as of December 8, 1998, is among Lafarge Corporation, a Maryland corporation (the "COMPANY"), the Lenders and The First National Bank of Chicago, as Administrative Agent (the "AGENT").

       The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

       1.1. DEFINITIONS. As used in this Agreement:

       "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, limited liability company or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a corporation, partnership, or limited liability company which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

       "ADVANCE" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

       "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

       "AGENT" means The First National Bank of Chicago in its capacity as contractual representative for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

       "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as the same may be reduced from time to time pursuant to Section 2.5 or increased pursuant to Section 2.19. The initial Aggregate Commitment is Three Hundred Million and 00/100 Dollars ($300,000,000).

       "AGREEMENT" means this Credit Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

       "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to (a) the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum, plus
(b) the percentage indicated as the Applicable Margin in connection with Alternate Base Rate Loans.

       "ALTERNATE BASE RATE ADVANCE" means an Advance which bears interest at the Alternate Base Rate.

       "ALTERNATE BASE RATE LOAN" means a Loan which bears interest at the Alternate Base Rate.

       "APPLICABLE FEE RATE" means, at any time, the percentage rate per annum at which facility fees and utilization fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

       "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

       "ARRANGER" means First Chicago Capital Markets, Inc.

       "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

       "AUTHORIZED OFFICER" means any of the Treasurer or any Assistant Treasurer of the Company, acting singly.

       "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) subject to Title IV of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

       "BORROWING DATE" means a date on which an Advance of any Type is made hereunder.

       "BORROWING NOTICE" is defined in Section 2.8.

       "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for


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

all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

       "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (howsoever designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, in each such case regardless of class or designation.

       "CAPITALIZED LEASE" means any lease the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with U.S. GAAP.

       "CHANGE IN CONTROL" means Lafarge S.A. shall cease to own directly or indirectly at least 50% of the outstanding shares of voting stock of the Company on a fully diluted basis.

       "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

       "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth on Schedule I hereof or as set forth in the applicable Assignment Agreement in the form of Exhibit A hereto received by the Agent under the terms of Section 12.3, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

       "COMPANY" means Lafarge Corporation, a Maryland corporation, and its successors and assigns, including a debtor-in-possession on behalf of the Company.

       "CONSOLIDATED EBITDA" means, for any period, EBITDA of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP.

       "CONSOLIDATED INTEREST EXPENSE" means, for any period, the amount of interest expense, net of interest income, of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP.

       "CONSOLIDATED NET WORTH" means, at any date as of which the same is to be determined, the total shareholders' equity of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date in accordance with U.S. GAAP.

       "CONSOLIDATED SUBSIDIARY" means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company


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

in its consolidated financial statements if such statements were prepared as of such date in accordance with U.S. GAAP.

       "CONSOLIDATED TOTAL DEBT" means, at any date as of which the same is to be determined, the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date in accordance with U.S. GAAP.

       "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

       "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.9.

       "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

       "DEBT" means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a lien on any asset of such Person to the extent of the fair market value of such asset, whether or not such Debt is assumed by such Person,
(viii) all Synthetic Lease Liabilities of such Person, and (ix) all Debt of others guaranteed by such Person to the extent such Debt represents a liability of such Person; provided that liabilities resulting from the recognition of other postretirement benefits required by Financial Accounting Standard No. 106 shall not constitute "Debt."

       "DEFAULT" means an event described in Article VII.

       "DERIVATIVE CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

       "DERIVATIVE TERMINATION VALUE" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include any Lender).

       "DOL" means the United States Department of Labor and any successor department or agency.

       "DOLLARS" and "$" shall mean lawful money of the United States of America.

       "EBITDA" means, for any period, pre-tax income (loss) plus interest expense, net of interest income, as set forth in the consolidated statement of income of the Company and its Consolidated Subsidiaries, plus depreciation, depletion and amortization, as set forth in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries, in each case for such period, taking into account, on a pro-forma basis, any such amounts in connection with any permitted Acquisition (as if such Acquisition had occurred at the beginning of such period).

       "ENVIRONMENTAL LAWS" means any and all federal, state, local, regional, departmental and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous or dangerous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances or emissions.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

       "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company, and

(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

       "EURODOLLAR ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

       "EURODOLLAR BASE RATE" means, with respect to any Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

       "EURODOLLAR LOAN" means a Loan which bears interest at a Eurodollar Rate requested by the Company pursuant to Section 2.2.

       "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

       "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes based on net income imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

       "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

       "FEE LETTER" is defined in Section 2.4.3.

       "FINANCIAL OFFICER" means the Chief Financial Officer or the Treasurer of the Company.

       "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the

Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

       "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

       "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including any authority or other quasi-governmental entity established to perform any of such functions.

       "GROSS NEGLIGENCE" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

       "HEDGING OBLIGATIONS" of a Person means any and all net obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, or any similar derivative transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

       "INTEREST PERIOD" means, with respect to a Eurodollar Advance or a Eurodollar Loan, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date of commencement one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

       "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

       "LENDERS" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns including, without limitation, any Lender which becomes party to this Agreement pursuant to Section 12.3.

       "LENDING INSTALLATION" means any office, branch, subsidiary or affiliate of any Lender or the Agent.

       "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

       "LOAN" means, with respect to any Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

       "LOAN DOCUMENTS" means this Agreement, any Notes issued pursuant to
Section 2.13 and the Fee Letter.

       "MATERIAL ADVERSE CHANGE" means any change in the business, property, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, property, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries taken as a whole, the ability of the Company to perform its obligations under the Loan Documents, or the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

       "MATERIAL DEBT" means Debt (other than the Obligations hereunder or under the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,000,000.

       "MOODY'S" means Moody's Investors Service, Inc. or any rating agency which is generally recognized as a successor thereto.

       "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA subject to Title IV of ERISA and which is contributed to by either the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has potential liability.

       "NOTE" means any promissory note issued by the Company at the request of a Lender pursuant to Section 2.13 in the form of Exhibit B.

       "NOTICE OF ASSIGNMENT" is defined in Section 12.3.2.

       "OBLIGATIONS" means all Loans, Advances, debts, liabilities, obligations, covenants and duties owing by the Company or any of its Subsidiaries to the Agent, any Lender, any Affiliate of the Agent or any Lender or any indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes issued hereunder, any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees, and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

       "OTHER TAXES" is defined in Section 3.1(i).

       "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the function thereof.

       "PAYMENT DATE" means the last Business Day of each calendar quarter.

       "PERCENTAGE" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Percentage" means the percentage obtained by dividing (i) the aggregate principal amount of such Lender's outstanding Loans at such time by (ii) the aggregate principal amount of all outstanding Loans at such time.

       "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

       "PLAN" means any employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

       "PLAN ASSET RATIO" means the ratio (expressed as a percentage) of (a) the fair market value of all assets of all Single Employer Plans allocable to currently accrued vested nonforfeitable benefits under such Plans to (b) the present value of all such currently accrued vested nonforfeitable Plan benefits, all determined on an ongoing Plan basis as set forth in the then most recent actuarial valuation for such Plans.

       "PRICING SCHEDULE" means the Schedule attached hereto as Schedule II.

       "PURCHASERS" is defined in Section 13.2.1.

       "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

       "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of Securities for the purpose of purchasing or carrying margin stock (as defined therein).

       "REGULATIONS U AND X" means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

       "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

       "REQUIRED LENDERS" means Lenders having, in the aggregate, Percentages of more than fifty-one percent (51%).

       "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

       "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any rating agency which is generally recognized as a successor thereto.

       "SEC FILINGS" means the Company's annual and quarterly reports on Forms 10-K and 10-Q as filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 1997 and the fiscal quarter ended September 30, 1998, respectively.

       "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

       "SINGLE EMPLOYER PLAN" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

       "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary of the Company or group of Subsidiaries of the Company which, in either case, holds or owns total assets with a book value in excess of $10,000,000 or has annual revenues in excess of $10,000,000.

       "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

       "SUBSTANTIAL PORTION" means, with respect to the property of the Company and its Subsidiaries, property which represents more than 20% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

       "SYNTHETIC LEASE LIABILITIES" of a Person means any liability under any tax retention operating lease or so-called "synthetic" lease transaction, or any obligations arising with respect to any other similar transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries (other than leases which do not have an attributable interest component that are not Capitalized Leases).

       "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including but not limited to interest and penalties) with respect to the foregoing, imposed by any Governmental Authority, but excluding Excluded Taxes.

       "TERMINATION DATE" means the earlier of (i) the December 8, 2003 and (ii) the date the Loans may be accelerated in accordance with this Agreement.

       "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

       "TOTAL CAPITALIZATION" means, at any date, the sum of Consolidated Total Debt and Consolidated Net Worth as of such date.

       "TYPE" means, with respect to any Loan or Advance, its nature as an Alternate Base Rate Advance or Loan or Eurodollar Advance or Loan.

       "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all currently accrued vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined on an ongoing Plan basis as set forth in the then most recent actuarial valuation for such Plans.

       "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

       "U.S. GAAP" means accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board as in effect as of the date hereof applied consistently with the audited financial statements of the Company and its Consolidated Subsidiaries for the year ended December 31, 1997.

       "WHOLLY-OWNED," when used in connection with any Subsidiary, means (i) any Subsidiary all of the outstanding voting securities of which (other than nominal shares consisting of directors' qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

       "YEAR 2000 ISSUES" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and such Person's customers, suppliers and vendors.

       The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

       1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. GAAP.

                         ARTICLE II: THE LOAN FACILITY

       2.1. Commitment. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Company from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

       2.2. Required Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Company on the Termination Date.

       2.3. Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances may be Alternate Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Company in accordance with Sections 2.8 and 2.9.

       2.4. Fees.

            2.4.1. Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Fee Rate on such Lender's Commitment (without regard to usage) from the date hereof to and including the Termination Date, payable in arrears on each Payment Date hereafter and on the Termination Date or earlier termination of the Commitments. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

            2.4.2. Utilization Fee. If, at the end of any fiscal quarter, the average daily aggregate principal amount of outstanding Loans during such quarter exceeded thirty-three percent (33%) of the average daily amount of the Aggregate Commitment during such quarter, the Company hereby agrees to pay to the Agent, for the ratable account of each Lender in accordance with its Percentage, a utilization fee at a rate per annum equal to the Applicable Fee Rate on the average daily Aggregate Commitment (without regard to usage) during such quarter, payable quarterly in arrears on each Payment Date hereafter and on the Termination Date or earlier termination of the Commitments.

            2.4.3. Agent Fees. The Company agrees to pay certain fees to the Agent and the Arranger, solely for their account (to be allocated among the Agent and the Arranger in their discretion), on the dates and in the amounts set forth in the fee letter among the Company, the Arranger and First Chicago, dated October 16, 1998 (the "FEE LETTER").

       2.5. Reductions in Aggregate Commitment. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $5,000,000 and in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

       2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Alternate Base Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment.

       2.7. Optional Principal Payments. The Company may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Alternate Base Rate Advances upon written notice to the Agent prior to 10:00 a.m. (Chicago time) on the date of such prepayment. The Company may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.5 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior written notice to the Agent.

       2.8. Method of Selecting Types and Interest Periods for New Advances. The Company shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Company shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Alternate Base Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

       (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

       (ii)  the aggregate amount of such Advance,

       (iii) the Type of Advance selected, and

       (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, the Agent will make the funds so received from the Lenders available to the Company at the Agent's aforesaid address.

       2.9. Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Alternate Base Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Company shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Company may elect from time to time to convert all or any part of a Alternate Base Rate Advance into a Eurodollar Advance. The Company shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Alternate Base Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

       (i) the requested date, which shall be a Business Day, of such conversion or continuation,

       (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

       (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

       2.10. Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Alternate Base Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day.

Changes in the rate of interest on that portion of any Advance maintained as a Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Company's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Termination Date.

       2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

       2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Company maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

       2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

       (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Company to each

Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Company and each Lender's share thereof.

       (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Obligations in accordance with their terms.

       (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "NOTE"). In such event, the Company shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit
B. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

       2.14. Telephonic Notices. The Company hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Company, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Company agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

       2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Alternate Base Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Alternate Base Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on Alternate Base Rate Advances shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

       2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

       2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Company in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

       2.18. Non-Receipt of Funds by the Agent. Unless the Company or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

       2.19. Increase of Commitments. (a) Not more than twice during the term of this Agreement and not earlier than six months after the date hereof, the Company may, upon at least thirty (30) days' prior written notice to the Agent and on the terms set forth below, request that the Aggregate Commitment hereunder be increased to an amount not to exceed $400,000,000; provided, however, that an increase in the Aggregate Commitment hereunder may only be made at a time when no Default or Unmatured Default shall have occurred and be continuing. Each of the Lenders shall be given the opportunity to participate in the increased Commitments (x) initially ratably in the proportions that their respective Commitments bear to the Aggregate Commitment and (y) to the extent that the requested increase of Commitments is not fulfilled pursuant to the preceding clause (x), in such additional amounts as a Lender desires, and to the extent that the Lenders do not elect so to participate in such increased Commitments after being afforded an opportunity to do so, then the Company shall consult with the Agent as to the number, identity and requested Commitments of additional financial institutions which the Company may, upon the written consent of the Agent (which consent shall not be unreasonably withheld), invite to participate in the Commitments.

       (b) No Lender shall have any obligation to increase its Commitment pursuant to a request by the Company hereunder. No Lender shall be deemed to have approved an increase in its Commitment unless such approval is in writing. Failure on the part of a Lender to respond to a request by the Company hereunder shall be deemed a rejection of such request. In no event shall any Lender's Commitment, after giving effect to an increase in its Commitment hereunder, exceed 33 1/3% of the Aggregate Commitment under this Agreement.

       (c) In the event that the Company and one or more of the Lenders (or other financial institutions) shall agree upon such an increase in the Aggregate Commitments, the Company, the Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Lenders for all purposes of this Agreement, and setting forth such additional provisions as the Agent shall consider reasonably appropriate to implement the foregoing changes. No such amendment shall require the approval or consent of any Lender whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Agent may reasonably specify upon the request of the financial institutions that are increasing or extending new Commitments (including the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Company), this Agreement shall be deemed to be amended accordingly.

       2.20. Extension of Termination Date. The Company may request an extension of the Termination Date by submitting a request for an extension to the Agent (an "EXTENSION REQUEST") no more than 90 days prior to the Termination Date. The Extension Request must specify the date (which must be at least 30 days after the Extension Request is delivered to the Agent) by which the Lenders must respond to the Extension Request (the "RESPONSE DATE"). The new Termination Date shall be one year after the Termination Date in effect at the time the Extension Request is received. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof. Each Lender approving the Extension Request shall deliver its written consent to the Agent no later than the Response Date, which consent may be given or withheld by each Lender in its sole and absolute discretion. Any Lender that fails to notify the Agent of its consent or non-consent by the Response Date shall be deemed to have withheld consent (each such Lender together with each Lender that has provided notice of its non-consent is referred to herein as a "NON-CONSENTING LENDER"). If as of the close of business on the Response Date, any Lender is a Non-Consenting Lender, the Agent shall immediately so advise the Company. During the period beginning on the first day following the Response Date and ending on the existing Termination Date, each Non-Consenting Lender shall, at the request of the Company, either (a) assign without recourse or warranty all of its rights and obligations under this Agreement (i) first, to the Lenders who have consented to the extension and are willing to accept such assignment, subject to ratable allocation by the Agent among such Lenders, and (ii) to the extent such Non-Consenting Lender's rights and obligations hereunder have not been assigned to an existing Lender as contemplated in the foregoing clause (i), to another financial institution, nominated by the Company and acceptable to the Agent, that is willing to become a Lender hereunder through the Termination Date as extended in accordance with the relevant Extension Request or (b) terminate its Commitment hereunder; provided, that upon such Non-Consenting Lender's replacement or cancellation of such Non-Consenting Lender's Commitment, such Non-Consenting Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.3, 3.5 and 9.6, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under
Section 10.8 to the extent such obligations relate to the period such Non-Extending Lender is a Lender hereunder. The obligation of a Non-Consenting Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this Section 2.20 is subject to the requirements that (x) all amounts owing to that Non-Consenting Lender under the Loan Documents, including, without limitation, any amounts owing pursuant to
Section 3.5, are paid in full upon the completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of Section 12.3 and on terms otherwise satisfactory to the Non-Consenting Lender (it being understood that the Company shall pay the processing fee payable to the Agent pursuant to Section 12.3.2 in connection with any such assignment). A requested extension of the Termination Date shall become effective only if (1) it has been approved by the Required Lenders as of the close of business on the Response Date, and (2) prior to the expiration of the ensuing period described above, each Non-Consenting Lender has either (A) assigned all of its rights and obligations hereunder to a successor financial institution or (B) terminated its Commitment hereunder and the Aggregate Commitment has been reduced accordingly. In any other event, the requested extension will be deemed to have been denied, and the Termination Date will remain unchanged without liability to any Non-Consenting Lender. The Company may request no more than two (2) successive one-year extensions pursuant to this Section 2.20.

                      ARTICLE III: CHANGE IN CIRCUMSTANCES

       3.1. Taxes. (i) All payments by the Company to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Company shall make such deductions, (c) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Company shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

       (ii) In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

       (iii) The Company hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.1) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.7.

       (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than ten (10) Business Days after the date of this Agreement, (i) deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

       (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.1 with respect to U.S. federal income taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to

Taxes because of its failure to deliver a form required under clause (iv), above, the Company shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

       (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty upon written request from the Company shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and specified in the Company's written request as will permit such payments to be made without withholding or at a reduced rate.

       (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.1(vii) shall survive the payment of the Obligations and termination of this Agreement.

       3.2. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, or

      (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

      (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans or Commitment, then, within 15 days of demand by such Lender, the Company shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

       3.3. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Company shall pay such Lender, as applicable, the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

       3.4. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.5.

       3.5. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Company for any reason other than default by the Lenders, the Company will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance, provided that such Lender shall have delivered to the applicable Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

       3.6. Mitigation of Additional Costs or Adverse Circumstances. If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

            (a) an increase in the liability of the Company to such Lender under Section 3.1, 3.2 or 3.3 or

            (b) the unavailability of a Type of Loan under Section 3.4;

then, without in any way limiting, reducing or otherwise qualifying the Company's obligations under any of the clauses referred to above in this
Section 3.6, such Lender shall promptly upon becoming aware of the same notify the Agent thereof and shall, in consultation with the Agent and the Company and to the extent that it can do so in a manner that is not, in the judgment of such Lender, disadvantageous to such Lender, take such reasonable steps as may be reasonably available to it to mitigate the effects of such circumstances. If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Company to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Company, to assign all its rights and obligations hereunder to a financial institution nominated by the Company with the approval of the Agent and willing to participate in the facility in place of such Lender; provided that such financial institution satisfies all of the requirements of this Agreement, including, but not limited to, providing the forms required by Sections 3.1(iv) and 12.3.2. Notwithstanding any such assignment, the obligations of the Company under Sections 3.1, 3.2, 3.3 and 9.6 shall survive any such assignment and be enforceable by such Lender.

       3.7. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.3 or 3.5. Such written statement shall set forth in reasonable detail the event by reason of which such Lender is entitled to make a claim for such amount and the calculations upon which such Lender determined such amount, which shall be final, conclusive and binding on the Company in the absence of demonstrable error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within three (3) Business Days of demand after receipt by the Company of the written statement. The obligations of the Company under Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of any other of the Company's Obligations and the termination of this Agreement.

                        ARTICLE IV: CONDITIONS PRECEDENT

       4.1. Initial Advance. No Lender shall be required to make the initial Loans to the Company unless the Company has furnished or caused to be furnished to the Agent with sufficient copies for the Lenders:

       (i) Copies of the articles or certificate of incorporation (or other similar constituting documents) of the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

       (ii) Copies, certified by the Secretary or Assistant Secretary of the Company, of the Company's by-laws (or other similar governing documents) and Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents;

       (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signatures of the officers of the Company authorized to sign the Loan Documents to which the Company is a party and to request Advances, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company;

       (iv) A certificate, signed by a Financial Officer of the Company, stating that on the date hereof no Default or Unmatured Default has occurred and is continuing and the representations and warranties contained in the Loan Documents are true and correct;

       (v) A written opinion of counsel to the Company, addressed to the Lenders in substantially the form of Exhibit C, and a written opinion of counsel to Lafarge Canada Inc., addressed to the Lenders in substantially the form of Exhibit D;

       (vi) A written opinion of counsel to the Agent, addressed to the Lenders in substantially the form of Exhibit E;

       (vii) The Notes, if any, requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender;

       (viii) Written money transfer instructions, in substantially the form of Exhibit F, addressed to the Agent and signed by a Financial Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested;

       (ix) Evidence reasonably satisfactory to the Agent that the bilateral credit agreements, each dated as of September 1, 1994 and amended as of June 1, 1996, between the Company and the respective lenders party thereto have been terminated, and all indebtedness, liabilities and obligations thereunder have been paid in full; and

       (x) Such other documents as any Lender or its counsel may have reasonably requested.

       4.2. Each Advance. The Lenders shall not be required to make any Advance (including the initial Advance hereunder) unless on the applicable Borrowing
Date:

       (i) Prior to and after giving effect to such Advance, there exists no Default or Unmatured Default;

       (ii) After giving effect to such Advance and to the application of the proceeds thereof, if such Advance increases the aggregate amount of outstanding Advances, the representations and warranties contained in Sections 5.5 and 5.7 are true and correct in all material respects as of such Borrowing Date;

       (iii) The other representations and warranties contained in the Loan Documents are true and correct in all material respects as of such Borrowing Date (except such representations and warranties which expressly relate solely to, and were true and correct in all material respects as of, an earlier date); and

       (iv) All legal and regulatory matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Company that the applicable conditions contained in Sections 4.1 and 4.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit G as a condition to making an Advance.

                   ARTICLE V:  REPRESENTATIONS AND WARRANTIES


       The Company represents and warrants as follows to each Lender and the Agent as of the date hereof and thereafter on each date as required by Section 4.2:

       5.1. Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to have such authority could not reasonably be expected to result in a Material Adverse Effect.

       5.2. Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

       5.3. No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or (ii) the Company's articles or certificate of incorporation or organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which any of them, or any of their property, is bound, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

       5.4. Financial Statements. The December 31, 1997 and June 30, 1998 financial statements of the Company and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with U.S. GAAP in effect on the date such statements were prepared and fairly present the financial condition of the Company and its Consolidated Subsidiaries at such date and the results of their operations for the periods then ended.

       5.5. Material Adverse Change. Since June 30, 1998 there has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

       5.6. Taxes. The Company and its Subsidiaries have filed all United States federal tax returns (or extensions therefor) and all other material tax returns (or extensions therefor) which are required to be filed by any Governmental Authority and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with U.S. GAAP and as to which no Lien exists. The United States income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1982. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

       5.7. Litigation and Contingent Obligations. Except as disclosed in the SEC Filings, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making or repayment of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or in the SEC Filings.

       5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Significant Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock or other ownership interests of such Significant Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

       5.9. ERISA. (a) the Company and each of its ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Neither the Company nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

       (b) Each Foreign Employee Benefit Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money. The aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by U.S. GAAP with respect to any shortfall. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

       5.10. Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

       5.11. Margin Stock Regulations. The Company and its Subsidiaries are in compliance with Regulations T, U and X. Margin stock (as defined in Regulation
U) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

       5.12. Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

       5.13. Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

       5.14. Ownership of Properties. Except as set forth on Schedule 5.14, on the date of this Agreement, the Company and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.11, to all of the property and assets reflected in the Company's most recent consolidated financial statements provided to the Agent as owned by the Company and its Subsidiaries.

       5.15. Intellectual Property. The Company and each of its Subsidiaries owns or possesses all material patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the future conduct of its business, without any known material conflict with the rights of others.

       5.16. Plan Assets; Prohibited Transactions. Neither the Company nor any of its Subsidiaries is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

       5.17. Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings, neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any foreign or domestic, federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

       5.18. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" or an "affiliated person" thereof or an "affiliated person" of such affiliated person, in each case within the meaning of the Investment Company Act of 1940, as amended.

       5.19. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       5.20. Year 2000 Issues. The Company and its Subsidiaries have made a full and complete assessment of the Year 2000 Issues and have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis, as described in the SEC Filings. Based on this assessment and program, the Company reasonably believes that Year 2000 Issues cannot be expected to have a Material Adverse Effect.


                             ARTICLE VI:  COVENANTS

       During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

       6.1. Financial Reporting. The Company will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent, for distribution to the Lenders:

       (i) Within 100 days after the close of each of its fiscal years, an unqualified audit report (with all amounts stated in Dollars) certified by Arthur Andersen LLP or any other independent certified public accountants of recognized international standing, prepared in accordance with U.S. GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including a consolidated balance sheet and the related consolidated statements of income, cash flows and statements of changes in common shareholders' equity, setting forth in each case in comparative form the figures for such fiscal year and the previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of the Company's annual report on Form 10-K for such fiscal year so long as such annual report continues to include such information).

       (ii) Within 50 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of each such period and a consolidated income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of the Company's quarterly report on Form 10-Q for such fiscal quarter so long as such quarterly report continues to include such information), all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with U.S. GAAP and consistency by a Financial Officer of the Company.

       (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit G hereto signed by its Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

       (iv) Promptly upon the furnishing thereof to the shareholders of the Company, or to the shareholders of any other Person in connection with an Acquisition, copies of all financial statements, reports and proxy statements so furnished.


       (v) Promptly upon the filing thereof, copies of all registration statements, tender offer documents and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

       (vi) On or before October 31 of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA, for the prior fiscal year.

       (vii) As soon as possible and in any event within 30 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by a Financial Officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

       (viii) As soon as possible and in any event within 30 days after receipt by the Company, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       (ix) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

       6.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Advances to provide funds for working capital purposes (including to repay outstanding Advances) and other general corporate purposes. None of the proceeds of the Advances shall be used in any manner which would violate or cause any Lender to be in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System. None of the proceeds of the Advances shall be used in connection with any Acquisition unless (i) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the applicable seller or entity to be acquired prior to the commencement thereof, and (ii) such Acquisition is in substantially the same fields of enterprise as the business of the Company and its Subsidiaries is presently conducted or reasonably related thereto.

       6.3. Notice of Default. The Company will, and will cause each Subsidiary to, give prompt notice (and in any event within five (5) Business Days of occurrence) in writing to the Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

       6.4. Corporate Existence; Conduct of Business. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except as otherwise permitted by

Section 6.10(b) and except to the extent that the failure to maintain such authority could not reasonably be expected to result in a Material Adverse Effect. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or lines of business reasonably related thereto.

       6.5. Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal, state and local and applicable foreign tax returns (or extensions therefor) required by laws and to pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with U.S. GAAP and as to which no Lien exists.

       6.6. Insurance. The Company will, and will cause each Subsidiary to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies or through a program of self-insurance, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to any Lender, upon request from such Lender, information presented in reasonable detail as to the insurance so carried.

       6.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, laws relating to pension funds and Environmental Laws, which, if violated, could reasonably be expected to have a Material Adverse Effect.

       6.8. Inspection. The Company will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

       6.9. Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in accordance with past practices.

       6.10. Consolidations, Mergers and Sale of Assets. (a) The Company will not consolidate or merge with or into any other Person or sell, lease or otherwise transfer all or any Substantial Portion of its assets to any other Person; provided that the Company may merge with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

       (b) The Company will not permit any Significant Subsidiary to consolidate or merge with or into any Person, or to sell, lease or otherwise transfer all or any Substantial Portion of its assets to any Person unless the surviving corporation or transferee, as the case may be, is the Company or a Wholly-Owned Subsidiary.

       6.11. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any Subsidiary, except:

       (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP shall have been set aside on its books.

       (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP shall have been set aside on its books.

       (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

       (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

       (v) Liens existing on the date hereof and described in Schedule 5.14 and securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $6,862,000.

       (vi) Liens existing on any asset of any corporation at the time such corporation becomes a Subsidiary of the Company and not created in contemplation of such event.

       (vii) Liens on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof.

       (viii) Liens on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary of the Company and not created in contemplation of such event.

       (ix) Liens existing on any asset prior to the acquisition thereof by the Company or a Subsidiary of the Company and not created in contemplation of such acquisition.

       (x) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets.

       (xi) Liens on cash and cash equivalents securing Hedging Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000.

       (xii) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed $25,000,000.

       6.12 Subsidiary Debt. Other than pursuant to this Agreement, the Company will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt, or to issue or have outstanding any preferred stock, except: (i) Debt or preferred stock outstanding on the date hereof; (ii) Debt or preferred stock of a Subsidiary issued to and held by the Company or a Wholly-Owned Subsidiary; (iii) Debt or preferred stock of any corporation existing at the time such corporation becomes a Subsidiary of the Company and not created in contemplation of such event; (iv) refinancing, extension, renewal or refunding of any Debt or preferred stock permitted by the foregoing clauses (i) through (iii); and (v) Debt or preferred stock in addition to that set forth in clauses (i) through (iv), if, after giving effect thereto, the aggregate outstanding principal amount of Debt of all Subsidiaries pursuant to this clause (v) does not exceed $250,000,000 at any time.

       6.13 Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap, leveraged derivative or similar agreements other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements pursuant to which the Company or any Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure.

       6.14 Leverage Ratio. At any and all times, the Company shall not permit the ratio of Consolidated Total Debt to Total Capitalization to exceed fifty percent (50%).

       6.15 Interest Coverage Ratio. The Company shall not, as of the last day of each fiscal quarter, permit the ratio of Consolidated EBITDA for the 12-month period ending on such date to Consolidated Interest Expense for such period to be less than 3.00 to 1.00.

       6.16. Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms not materially less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.

       6.17 Year 2000 Issues. The Company shall, and shall cause each of its Subsidiaries to, take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect. The Company shall promptly notify the Agent in writing if any Year 2000 Issues will have or could reasonably be expected to have a Material Adverse Effect.


                             ARTICLE VII:  DEFAULTS

       The occurrence and continuance of any one or more of the following events shall constitute a Default:

       7.1. Any representation or warranty made or deemed made under Article V by the Company or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

       7.2. Nonpayment of principal of any Loans when due, or nonpayment of interest upon any Loan or of any facility fee, utilization fee or other obligations under any of the Loan Documents within three (3) Business Days after the same becomes due.

       7.3. The breach by the Company of any of the terms or provisions of Sections 6.2, 6.10, 6.11, 6.12, 6.14 or 6.15.

       7.4. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

       7.5. Failure of the Company or any of its Subsidiaries to pay any Material Debt when due; or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity; or Material Debt of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof; or there shall occur under any Derivative Contract an Early Termination Date (as defined in such Derivative Contract resulting from (1) any event of default under such Derivative Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Derivative Contract) or (2) any Termination Event (as defined in such Derivative Contract) as to which the Company or any Subsidiary is an Affected Party (as defined in such Derivative Contract), and, in either event, the Derivative Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000.

       7.6. The Company or any Significant Subsidiary shall (i) commence a voluntary case under any bankruptcy, insolvency or other similar law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its property, (v) institute any proceeding seeking an order for relief under any bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.7.

       7.7. Without the application, approval or consent of the Company or any Significant Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Significant Subsidiary or any Substantial Portion of the property of any such Person, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any Significant Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

       7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the property of the Company or any Subsidiary which, when taken together with all other property of the Company and the Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

       7.9. The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

       7.10. The Plan Asset Ratio shall be less than 91.0% for a period of 60 consecutive days, or any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

       7.11. The Company or any of its Subsidiaries shall be the subject of any proceeding or proceedings pertaining to the spill, release or disposal by the Company or any of its Subsidiaries, or any other Person of any toxic, dangerous or hazardous waste or substance into the environment, or to any violation of any federal, state, regional, departmental or local environmental, health or safety law or regulation, which could reasonably be expected to result in total liability to the Company or any of its Subsidiaries, in the aggregate, in excess of an amount equal to the value of a Substantial Portion of the property of the Company and its Subsidiaries.

       7.12.  Any Change in Control shall occur.

       7.13. Any Termination Event occurs which could reasonably be expected to subject either the Company or any ERISA Affiliate to liability individually or in the aggregate in excess of $10,000,000 and, in the case of a Termination Event described in clause (i) or (ii) of the definition of "Termination Event" only, such event shall not have been cured within 60 days after such occurrence.

       7.14. The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code.

         ARTICLE VIII:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

       8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Company or any of its Subsidiaries, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which the Company hereby expressly waives) or any other election or action on the part of the Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, in either case upon written notice to the Company, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Company hereby expressly waives.

       8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders, or the Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment in accordance with Section 2.19(c)) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

             (i) Postpone or extend the Termination Date (except with respect to any modifications of the provisions relating to prepayments of Loans and other Obligations).

             (ii) Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon.

             (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Percentage".

             (iv) Increase the amount of the Commitment of any Lender hereunder or increase any Lender's Percentage.

             (v) Permit the Company to assign its rights under this Agreement.

             (vi) Amend or modify Section 8.1 or this Section 8.2.

No amendment of any provision of this Agreement relating in any way to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fees required under Section 2.4.3 or Section 12.3.2 without obtaining the consent of any of the Lenders.

       8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan or such issuance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                        ARTICLE IX:  GENERAL PROVISIONS

       9.1. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

       9.2. Taxes. Any recording or documentary taxes or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Company.

       9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Agent and the Lenders and supersede all prior agreements and understandings among the Company, the Agent and the Lenders relating to the subject matter thereof except as contemplated in
Section 2.4.3.

       9.5. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as Agent hereunder). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. No Lender shall have any liability for the failure of any other Lender to perform its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.9 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

       9.6. Expenses; Indemnification. The Company shall reimburse (i) the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and, in connection with the preparation, execution and delivery of the Loan Documents, time charges of attorneys for the Agent and/or the Arranger, which attorneys may be employees of the Agent and/or the Arranger) including title insurance premiums, lien search charges, recording taxes, filing charges and other similar expenses paid or incurred by the Agent or the Arranger in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Loan Documents, and (ii) the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents (except to the extent that a court of competent jurisdiction rules against the Agent, the Arranger or the Lenders in a final non-appealable judgment in any such collection or enforcement action), any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceedings in respect of the Company or any Subsidiary. The Company further agrees to indemnify the Agent, the Arranger, each Lender and their respective directors, officers and employees (the "INDEMNITEES") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) (collectively, the "INDEMNIFIED AMOUNTS") which any of them may pay or incur arising out of or relating to this Agreement, the Notes or any transaction contemplated herein; provided, however, that the Company shall not be liable to any Indemnitee for any Indemnified Amounts to the extent that a court of competent jurisdiction has determined in a final non-appealable judgment that the foregoing resulted from such Indemnitee's Gross Negligence or willful misconduct. The Company further agrees (a) to assert no claims for special, indirect, consequential or punitive damages on any theory of liability in connection in any way with the Loan Documents or the transactions evidenced thereby and (b) not to settle any claim, litigation or proceeding relating to the Loan Documents or the transactions evidenced thereby unless such settlement releases all Indemnitees from any and all liability in respect of such transaction or unless each Indemnitee approves such settlement. The obligations of the Company under this Section 9.6 shall survive the termination of this Agreement.

       9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

       9.8. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       9.9. Nonliability of Lenders. The relationship between the Company and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Company. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations.

       9.10. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company or any Subsidiary pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender who agree to hold such information confidential in accordance with the terms hereof, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4. The restrictions in this
Section 9.10 shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by a Lender or a Lender's representatives.

       9.11. Nonreliance. Each of the Lenders represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                             ARTICLE X:  THE AGENT

       10.1. Appointment. First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Company or any Lender by reason of this Agreement or the Loan Documents. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the

Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

       10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

       10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company or any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the Gross Negligence or willful misconduct of such Person or an Affiliate thereof.

       10.4. No Responsibility for Loans, Collateral, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, including statements made in any offering memorandum or "Bank Book"; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default; or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, except for the authority of the Agent's signatory to this Agreement. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any collateral, if any, or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

       10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all the Lenders, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that, such indemnity need not include liability, costs and expenses which a court of competent jurisdiction has determined in a final non-appealable judgment arose from the Gross Negligence or willful misconduct of the Agent.

       10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

       10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

       10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Percentages (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents,
(ii) for any other expenses not reimbursed by the Company incurred by the Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including , without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever and not reimbursed by the Company which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the Gross Negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.1(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

       10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

       10.10. Rights as a Lender. With respect to its Commitment, Loans made by it and the Notes issued hereunder issued to it held by it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries.

       10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       10.12. Successor Agent. The Agent may resign at any time by giving at least 30 days' prior written notice thereof to the Lenders and the Company and such resignation shall be effective at the end of such 30-day period or upon the earlier appointment of a successor agent, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's removal or giving notice of resignation, then the retiring Agent may appoint, on behalf of the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. The retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents upon the effectiveness of its removal or resignation hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, then the term

"Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

       10.13. Delegation to Affiliates. The Company and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

       10.14. Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a "co-agent" nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                     ARTICLE XI:  SETOFF; RATABLE PAYMENTS

       11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Company becomes insolvent, however evidenced, or any Default occurs, any Debt from any Lender to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender whether or not the Obligations, or any part thereof, shall then be due.

       11.2. Ratable Payments. If, after the occurrence of a Default, any Lender, whether by setoff or otherwise, has payment made to it upon its share of any Advance (other than payments received which are for the account of the Agent or pursuant to Article III) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans comprising that Advance held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans comprising that Advance. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

       11.3 Application of Payments. The Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 11.3, apply all payments and prepayments in respect of any Obligations in the following order:

             (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Company;

             (B) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

             (C) third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders;

             (D) fourth, to pay interest due in respect of Loans; and

             (E) fifth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Company, all principal payments in respect of Loans shall be applied first, to repay outstanding Alternate Base Rate Loans, and then to repay outstanding Eurodollar Loans with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this
Section 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent and the Lenders as among themselves. The order of priority set forth in clauses (D) and (E) of this
Section 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Company or any other Person. The order of priority set forth in clauses (A) through (C) of this Section 11.3 may be changed only with the prior written consent of the Agent.

        ARTICLE XII:  BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS

       12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company, the Lenders and their respective successors and assigns, except that (i) the Company shall have no right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note or any other interest in the Obligations agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

       12.2.  Participations.

              12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender, or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Company and the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment (but not prepayments) of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan (other than as contemplated hereunder or under any other Loan Document), if any, or releases all or substantially all of the collateral, if any, securing any such Loan.

              12.2.3. Benefit of Setoff. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section
11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

       12.3.  Assignments.


              12.3.1. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more financial institutions ("PURCHASERS") all or a portion of its rights and obligations under the Loan Documents, which assignment shall (unless (i) such assignment is to another Lender or an Affiliate thereof or (ii) each of the Agent and, if no Default has occurred and is continuing, the Company otherwise consents) be in amounts equal to or greater than $5,000,000 or, if less, all of such assigning Lender's remaining Loans and Commitments hereunder. Such assignment shall be substantially in the form of Exhibit A hereto. The consent of the Agent and, if no Default has occurred and is continuing, the Company (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. It shall not be considered to be unreasonable if such consent is withheld because the rating issued by Moody's and then in effect with respect to the prospective Purchaser's senior unsecured long-term debt securities without third party credit enhancement is below Aa3 or the rating issued by S&P and then in effect with respect to the prospective Purchaser's senior unsecured long-term debt securities without third party credit enhancement is below AA-.

             12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit A hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 12.3.1 (provided however, that no consent shall be required for an assignment from a Lender to an Affiliate of the Lender), and (ii) payment of a $3,500 fee to the Agent by the assigning Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Company shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

       12.4. Dissemination of Information. The Company authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.10 of this Agreement.

       12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Purchaser which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchaser, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.1(iv).

                             ARTICLE XIII:  NOTICES

       13.1. Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

       13.2. Change of Address. The Company, the Agent and each Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.

                           ARTICLE XIV:  COUNTERPARTS

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

             ARTICLE XV:  CHOICE OF LAW; CONSENT TO JURISDICTION;
                             WAIVER OF JURY TRIAL

       15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

       15.2. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES

ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

       15.3. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       IN WITNESS WHEREOF, the Company, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                      LAFARGE CORPORATION

                                      By: /s/ KEVIN GRANT
                                          -------------------------
                                          Kevin Grant
                                          Vice President and
                                          Treasurer

                                          11130 Sunrise Valley Drive, Suite 300
                                          Reston, VA  20191
                                          Attention:  Kevin Grant, Treasurer
                                          Telephone:  703-264-3673
                                          Facsimile:  703-264-0634


                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     THE FIRST NATIONAL BANK OF
                                     CHICAGO, as Administrative Agent
                                     and as a Lender

                                     By:  /s/ MARGUERITE BURTZLAFF
                                        ---------------------------------
                                     Title:   AS AGENT
                                           ------------------------------

                                     153 West 51st Street, Suite 400
                                     New York, NY 10019
                                     Attention:  Marguerite Burtzlaff
                                     Telephone:  212-373-1057
                                     Facsimile:  212-373-1639



                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     FIRST UNION NATIONAL BANK, as
                                     Documentation Agent and as a Lender

                                     By: /s/ FRANK S. KAULBACK III
                                        --------------------------------
                                     Title: VICE PRESIDENT
                                            ----------------------------

                                     1970 Chain Bridge Road
                                     3rd Floor (VA-1937)
                                     McLean, VA 22102
                                     Attention:  Frank S. Kaulback III
                                     Telephone:  703-760-6259
                                     Facsimile:  703-760-5457



                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     WACHOVIA BANK, N.A., as
                                     Syndication Agent and as a Lender

                                     By: /s/ ROBERTS A. BASS
                                        ------------------------------
                                     Title: VICE PRESIDENT
                                           ---------------------------

                                     100 North Main Street
                                     (P.O. Box 3099)
                                     Winston Salem, NC 27150
                                     Attention:  Roberts A. Bass
                                     Telephone:  336-732-7235
                                     Facsimile:  336-732-6935



                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     SUNTRUST BANK, CENTRAL FLORIDA, N.A.,
                                     as Co-Agent and as a Lender

                                     By: /s/ Ronald K. Rueve
                                        ------------------------------
                                     Title:   VP
                                           ---------------------------
                                     200 South Orange Avenue
                                     Orlando, FL 32801
                                     Attention:  Andrew J. Hines
                                     Telephone:  407-237-4839
                                     Facsimile:  407-237-6894




STATE OF GEORGIA

COUNTY OF FULTON

                      AFFIDAVIT OF OUT-OF-STATE EXECUTION


       On the 4 day of December, 1998 personally appeared Ronald K. Rueve, as the Vice President of SunTrust Banks, Inc. and before me executed the attached Credit Agreement, dated as of December 8, 1998, among Lafarge Corporation, a Maryland corporation the Lenders and The First National Bank of Chicago, as Administrative Agent

       IN WITNESS WHEREOF,

                                     /s/ CHERI JACOBS
                                     ----------------------------
                                     Signature
Affiant sayeth naught                Cheri Jacobs
                                     Typed or Printed Name
                                     Title: Corporate Officer


Subscribed to and sworn to before me this 4 day of December 1998 by Cheri Jacobs, who is personally known to me or produced _______________ as identification.


                                     /s/ TONYA ADAMS
                                     ----------------------------------
                                     Signature of Notary Public,
                                     State of Georgia


                                     TONYA ADAMS
                                     ----------------------------------
                                     Typed or Printed Name of Notary Public
                                     My Commission No:
                                     My Commission Expires:


                                     [stamp]

                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     BANK OF MONTREAL, CHICAGO BRANCH,
                                     as a Lender

                                     By: [sig] Bruce A. Pietka
                                        ------------------------------
                                     Title:  Director
                                           ---------------------------
                                     115 South LaSalle Street
                                     Chicago, IL 60603
                                     Attention:  Craig Reynolds, Team Leader
                                     Telephone:  312-750-6047
                                     Facsimile:  312-750-6061

                                     with a copy to:

                                     Bank of Montreal
                                     430 Park Avenue, 14th Floor
                                     New York, NY 10022
                                     Attention:  Glen Pole
                                     Telephone:  212-605-1462
                                     Facsimile:  212-605-1454

                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     BANQUE NATIONALE DE PARIS, as a
                                     Lender

                                     By: /s/ RICHARD PACE
                                        --------------------------------
                                     Title:  Vice President,
                                             Corporate Banking Division
                                           -----------------------------

                                     By: /s/ BONNIE G. EISENSTAT
                                        --------------------------------
                                     Title:  Vice President
                                           -----------------------------

                                     499 Park Avenue, 9th Floor
                                     New York, NY 10022
                                     Attention:  Bonnie Eisenstat
                                     Telephone:  212-415-9708
                                     Facsimile:  212-415-9606

                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     BAYERISCHE LANDESBANK
                                     GIROZENTRALE, Cayman Islands Branch,
                                     as a Lender

                                     By: /s/ PETER OBERMANN
                                        ------------------------------
                                     Title: Senior Vice President
                                           ---------------------------


                                     By: /s/ OLIVER HILDENBRAND
                                        ------------------------------
                                     Title: Second Vice President
                                           ---------------------------

                                     560 Lexington Avenue, 17th Floor
                                     New York, NY 10022
                                     Attention:  Oliver Hildenbrand
                                     Telephone:  212-310-9835
                                     Facsimile:  212-310-9868



                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     CITIBANK, N.A., as a Lender

                                     By: /s/ STUART G. MILLER
                                        ----------------------------
                                     Title: Attorney-in-Fact
                                           -------------------------

                                     399 Park Avenue
                                     8th Floor, Zone 11A
                                     New York, NY 10043
                                     Attention:  Anne Serewicz
                                     Telephone:  212-559-0802
                                     Facsimile:  212-793-3053



                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                     WESTDEUTSCHE LANDESBANK
                                     GIROZENTRALE, as a Lender

                                     By: /s/ RICHARD J. PEARSE
                                        --------------------------------

                                     Title: Managing Director
                                           -----------------------------

                                     By: /s/ ELISABETH R. WILDS
                                        --------------------------------

                                     Title: Associate
                                           -----------------------------

                                     1211 Avenue of the Americas
                                     New York, NY 10036
                                     Attention:  Andreas Schroeter
                                     Telephone:  212-852-5949
                                     Facsimile:  212-852-6307



                                          Signature Page to Lafarge Corporation
                                  Credit Agreement dated as of December 8, 1998

                                   SCHEDULE I

                                  COMMITMENTS

                Lender                                             Commitment
                ------                                             ----------
The First National Bank of Chicago                                $48,000,000

First Union National Bank                                          46,000,000

Wachovia Bank, N.A.                                                46,000,000

SunTrust Bank, Central Florida, N.A.                               35,000,000

Bank of Montreal, Chicago Branch                                   25,000,000

Banque Nationale de Paris                                          25,000,000

Bayerische Landesbank Girozentrale,                                25,000,000
   Cayman Islands Branch

Citibank, N.A.                                                     25,000,000

Westdeutsche Landesbank Girozentrale                               25,000,000

                                                                  ------------
                  Total                                           $300,000,000


                                  SCHEDULE II

                                PRICING SCHEDULE

APPLICABLE       LEVEL I      LEVEL II    LEVEL III     LEVEL IV      LEVEL V     LEVEL VI
  MARGIN         STATUS        STATUS       STATUS       STATUS        STATUS      STATUS
-------------------------------------------------------------------------------------------
Eurodollar        0.145%       0.16%       0.175%         0.20%        0.275%       0.50%
   Rate
-------------------------------------------------------------------------------------------

Alternate          0%          0%           0%             0%           0%          0%
  Base
-------------------------------------------------------------------------------------------


APPLICABLE       LEVEL I      LEVEL II    LEVEL III     LEVEL IV      LEVEL V     LEVEL VI
  MARGIN         STATUS        STATUS       STATUS       STATUS        STATUS      STATUS
-------------------------------------------------------------------------------------------
Facility          0.09%        0.10%        0.11%        0.125%       0.15%        0.20%
   Fee
-------------------------------------------------------------------------------------------

Utilization       0.05%        0.05%       0.075%        0.10%        0.125%       0.15%
    Fee
-------------------------------------------------------------------------------------------

       For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

       "LEVEL I STATUS" exists at any date if, on such date, the Company's Moody's Rating is A2 or better or the Company's S&P Rating is A or better.

       "LEVEL II STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A3 or better or the Company's S&P Rating is A- or better.

       "LEVEL III STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa1 or better or the Company's S&P Rating is BBB+ or better.

       "LEVEL IV STATUS" exists at any date if, on such date (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Company's Moody's Rating is Baa2 or better or the Company's S&P Rating is BBB or better.

       "LEVEL V STATUS" exists at any date if, or on such date, (i) the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Company's Moody's Rating is Baa3 or better or the Company's S&P Rating is BBB- or better.

       "LEVEL VI STATUS" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

       "MOODY'S RATING" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

       "S&P RATING" means, at any time, the rating issued by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

       "STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

       The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating or no S&P Rating, Level VI Status shall exist. If the Company is split-rated and the ratings differential is one level, the higher rating will apply. If the Company is split-rated and the ratings differential is two levels, the intermediate rating at the midpoint will apply. If the Company is split-rated and the ratings differential is more than two levels, the rating that is one level above the lowest rating will apply.

                                  Schedule 5.8

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                         PERCENT OF           JURISDICTION OF
                NAME                     OWNERSHIP             INCORPORATION
---------------------------------     ---------------        -----------------
Friday Harbor Sand and Gravel Co.         100%                Washington

International Atlantins Insurance         100%                Vermont
  Company

Lafarge Canada Inc.                       100%                Canada

Lafarge Dakota Inc.                       100%                North Dakota

Lafarge Florida Inc.                      100%                Florida

Mineral Solutions Inc.                    100%                Delaware

Systech Environmental Corporation         100%                Delaware

Redland Genstar Inc.                      100%                Delaware

Redland Quarries (USA) Inc.               100%                Delaware

Redland Quarries NY Inc.                  100%                Delaware

Redland Frontier Inc.                     100%                New York

Western Mobile Inc.                       100%                Delaware

Richvale York Block Inc.                 61.8%                Ontario

Valley Rite-Mix Ltd.                      100%                British Columbia

                                 Schedule 5.14

                                PERMITTED LIENS


LAFARGE CORPORATION SUGAR CREEK PLANT, SUGAR CREEK, MO.

       Title to this plan has been conveyed to the City of Sugar Creek, which will hold title to the property and improvements for a period of 22 years pursuant to a local tax abatement procedure. Subsequently, title will revert to Lafarge Corporation.

K & H CONCRETE (READY-MIX) LTD. (1)

       $600,000 Operating Line

       Secured By: $1,000,000 Fixed and Floating Charge
          General Security Agreement covering all assets of K & H Concrete (Ready-Mix) Ltd. in favor of the Royal Bank of Canada

RICHVALE YORK BLOCK INC. (1)

       $4,000,000 Operating Line

       Secured By: $10,000,000 Fixed Charge Debenture
          General Security Agreement covering all assets of Richvale York Block Inc. in favor of the Royal Bank of Canada.

PERIMETER CONCRETE LTD. (1)

       $1,250,000 Operating Line
       $  12,000 Corporate Visa Expense

       Secured By: $2,000,000 Fixed Charge Debenture
          General Security Agreement covering all assets of Perimeter Concrete Ltd. in favor of the Royal Bank of Canada.

WESTERN MOBILE INC.

       $1,000,000 Capitalized Lease Obligation for the Quivas Office Building which is leased by Western Mobile Inc. from Mr. Burt Boothby.

-----------
(1) All amounts in Canadian Dollars.

                                   EXHIBIT A

                              ASSIGNMENT AGREEMENT

       This Assignment Agreement (this "Assignment Agreement") between _____________________________________ (the "Assignor") and _____________________
(the "Assignee") is dated as of ____________, ____. The parties hereto agree as follows:

       1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

       3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

       4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each

Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan becomes due (by acceleration or otherwise)(the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Company with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.](1) In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.


       5. FEES PAYABLE BY THE ASSIGNEE. [The Assignee shall pay to the Assignor a fee on each day on which a payment of interest, facility fees or utilization fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest, facility fees or utilization fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than
the interest rate paid by the Company or if the facility fee was     of 1% less
than the facility fee paid by the Company or if the utilization fee was ___ of 1% less than the utilization fee paid by the Company, as applicable. In

---------------
(1) Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

addition,] the Assignee agrees to pay % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

       6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Company, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

       7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].(2)


--------
(2) To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

       8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

       9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

       10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

       11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

       12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

       13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

       IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                  [NAME OF ASSIGNOR]

                                  By:
                                     ------------------------------------

                                  Title:
                                        ---------------------------------

                                  [NAME OF ASSIGNEE]

                                  By:
                                     ------------------------------------

                                  Title:
                                        ---------------------------------

                                   SCHEDULE 1
                            to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement dated as of December 8, 1998 among Lafarge Corporation, the financial institutions from time to time party thereto as lenders (the "Lenders") and The First National Bank of Chicago, as Administrative Agent for the Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

2.     Date of Assignment Agreement: ____________, ____

3.     Amounts (As of Date of Item 2 above):

       a.    Total of Commitments (Loans)(3) under
             Credit Agreement                                 $
                                                               ------------

       b.    Assignee's Percentage of the facility
             purchased under the Assignment Agreement(4)                  %
                                                                   -------

       c.    Amount of Assigned Share in the facility
             purchased the Assignment Agreement               $
                                                               ------------

4.     Assignee's Aggregate (Loan Amount)(3)  Commitment
       Amount Purchased Hereunder:                            $
                                                               ------------

5.     Proposed Effective Date:
                                                        --------------, ----

Accepted and Agreed:

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]

By:                                        By:
   ---------------------------                ---------------------------

Title:                                     Title:
      ------------------------                   ------------------------


---------------
(3) If a Commitment has been terminated, insert outstanding Loans in place of Commitment.

(4) Percentage taken to 10 decimal places.

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee

                                   EXHIBIT I
                            to Assignment Agreement

                                     NOTICE
                                 OF ASSIGNMENT

                                                                      [Date]

To:                     [Lafarge Corporation
                        11130 Sunrise Valley Drive
                        Suite 300
                        Reston, Virginia  20191](5)

                        The First National Bank of Chicago, as Agent
                        One First National Plaza
                        Chicago, Illinois 60670

From:                   [NAME OF ASSIGNOR] (the "Assignor")

                        [NAME OF ASSIGNEE] (the "Assignee")

       1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2. This Notice of Assignment (this "Notice") is given and delivered to [the Company and](5) the Agent pursuant to Section 12.3.2 of the Credit Agreement.

       3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of __________________, ____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.



-----------
(5) To be included only if consent must be obtained from the Company pursuant to Section 12.3.1 of the Credit Agreement.

       4. The Assignor and the Assignee hereby give to the Company and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

       5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

       6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Company to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Company upon its receipt of a new Note in the appropriate amount.

       7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

       8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

       9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Company or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.(6)

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]

By:                                         By:
   -----------------------------               -----------------------------

Title:                                      Title:
      --------------------------                  --------------------------

-----------
(6) May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

ACKNOWLEDGED AND                                 [ACKNOWLEDGED AND
 CONSENTED TO:                                    CONSENTED TO:

THE FIRST NATIONAL BANK                          LAFARGE CORPORATION]
  OF CHICAGO, as Agent

By:                                              By:
   -------------------------------                  --------------------------

Title:                                           Title:
      ----------------------------                     -----------------------

                 [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT B

                                      NOTE

$                                                                  ,
 --------------                                        ------------

----------

       LAFARGE CORPORATION, a Maryland corporation (the "Company"), promises to pay to the order of ____________________________________ (the "Lender") the
lesser of the principal sum of ______________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Company shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

       The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

       This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 8, 1998 (which, as it may be amended or modified and in effect from time to time, is herein called the "Credit Agreement"), among the Company, the lenders party thereto, including the Lender, and The First National Bank of Chicago, as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

                                       LAFARGE CORPORATION


                                       By:
                                          ----------------------------

                                       Title:
                                             -------------------------

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

                                       TO

                          NOTE OF LAFARGE CORPORATION

                            DATED ____________, ___

                Principal      Maturity        Principal
                Amount of     of Interest        Amount        Unpaid
    Date          Loan          Period            Paid         Balance
-------------------------------------------------------------------------

                                   EXHIBIT C

                           OPINION OF DAVID C. JONES,
                         VICE PRESIDENT - LEGAL AFFAIRS
                          AND SECRETARY OF THE COMPANY

                                                                        [Date]

To each of the Lenders party to
the Credit Agreement referred to
below and to The First National
Bank of Chicago, as Agent

Ladies and Gentlemen:

        As Vice President - Legal Affairs and Secretary for Lafarge Corporation, a Maryland corporation (the "Company"), I have acted as counsel for the Company in connection with the Credit Agreement dated as of December 8, 1998 (the "Credit Agreement") among the Company, the financial institutions from time to time party thereto as Lenders and The First National Bank of Chicago, as Administrative Agent. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

       I have reviewed a copy of the Credit Agreement and the Notes and have examined the Articles of Incorporation and by-laws of the Company and such other corporate records, certificates, agreements and other documents as I deemed necessary for the opinions hereinafter expressed.

       Based upon the foregoing and subject to the qualifications and exceptions hereinafter set forth, I am of the opinion that:

       1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

       2. The Company is duly qualified to do business in the State of Maryland and is duly qualified as a foreign corporation in each of the jurisdictions set forth on Schedule 1 hereto, which jurisdictions, to the best of my knowledge, are all of the jurisdictions in which the Company has a significant business presence.

       3. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene any provision of the Articles of Incorporation or by-laws of the Company, or contravene or constitute a default under any provision of applicable law or regulation or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or, except as permitted by the Credit Agreement, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

       4. The Credit Agreement constitutes the valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

       5. Except as set forth in the Company's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1997 and the fiscal quarter ended September 30, 1998, respectively, there is no action, suit or proceeding pending or, to the best of my knowledge, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect.

       The opinions expressed above are based in part upon the assumptions and are subject to the exceptions, limitations and qualifications set forth below:

       (a) The foregoing opinions are limited in all respects to the laws of the Commonwealth of Virginia and, to the extent applicable, the Annotated Code of Maryland, Corporations and Associations (without regard to case law), with respect to the State of Maryland. I am licensed to practice law in the Commonwealth of Virginia and I am not an expert on, and, except for applicable federal law and the Maryland law referred to above, have not in connection with this opinion made any investigation of, the laws of any other jurisdiction. Insofar as this opinion relates to matters of Illinois law, I have, with your permission, relied upon the opinion dated ______________ of Sidley & Austin, special Illinois counsel for the Agent, a copy of which opinion has been delivered to you.

       (b) In rendering the opinion set forth in paragraph 4 above, I have assumed that (i) the Agent and each of the Lenders is duly authorized to and has executed and delivered the Credit Agreement and (ii) upon the execution and delivery of the Credit Agreement by the Agent and each of the Lenders, such agreement will constitute the valid and binding obligation of each of such parties.

       (c) In rendering the opinion set forth in paragraph 2 above as to the Company's qualification to do business and good standing in each state listed on Schedule 1 hereto, I have relied solely upon certificates of public officials of such states dated as of ___________, 1998 together with a certificate of an officer of the Company dated the date hereof as to the Company's continued qualification to do business and good standing in such states.

       (d) No opinion is expressed herein with respect to the securities laws of the United States or of any state or jurisdiction other than the Commonwealth of Virginia.

       (e) This opinion is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein.

       (f) This opinion is provided to you pursuant to Section 4.1 of the Credit Agreement and for no other purpose. This opinion is to be limited in its use to reliance by you in connection with the transactions contemplated by the Credit Agreement. In rendering their opinion referred to above, Sidley & Austin may rely on this opinion as if it were addressed to them. No other person or entity may rely upon any opinion set forth herein except with my prior written consent.

                                                  Respectfully submitted,

                                   SCHEDULE 1

                        STATES OF FOREIGN QUALIFICATION
                              LAFARGE CORPORATION


                       Illinois             1-28-88

                       Iowa                 1-15-91

                       Kansas               1-22-88

                       Michigan             1-21-88

                       Missouri             1-17-91

                       Ohio                 1-22-88

                       Pennsylvania         1-25-88

                       Washington           3-7-88

                                   EXHIBIT D

                          OPINION OF CANADIAN COUNSEL
                            FOR LAFARGE CANADA, INC.

                                                                     [Date]

To each of the Lenders party to
the Credit Agreement referred to
below and to The First National
Bank of Chicago, as Agent

Ladies and Gentlemen:

       As Director, Legal Services and Secretary of Lafarge Canada Inc., a Canadian corporation (the "Corporation"), I have acted as counsel for the Corporation in connection with the Credit Agreement dated as of December 8, 1998 (the "Credit Agreement"), among Lafarge Corporation, the financial institutions from time to time party thereto as Lenders and The First National Bank of Chicago, as Administrative Agent.

       I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, extra-provincial licenses and other similar documents issued by governmental authorities and other documents, and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

       Upon the basis of the foregoing, I am of the opinion that:

       1) the Corporation is duly incorporated, validly existing and in good standing under the laws of Canada; and

       2) the Corporation has all governmental licenses, authorizations, consents and approvals required to carry on its business and is in good standing in each province or other jurisdiction in which the nature of its business or properties requires such qualification, except for those provinces or jurisdictions in which the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

       In rendering this opinion, I am not purporting to opine as to any laws other than the laws of the Province of Quebec and the federal laws of Canada applicable therein in effect on the date hereof.

       This opinion is provided to you pursuant to Section 4.1 of the Credit Agreement and for no other purpose. This opinion is to be limited and to be used in reliance by you in connection with the transactions contemplated by the Credit Agreement. No other person or entity may rely upon any opinion set forth herein except with my prior written consent.


                                         Very truly yours,


                                         ------------------------------
                                         Alain Fredette
                                         Director, Legal Services
                                         and Secretary

                                   EXHIBIT E

                           OPINION OF SIDLEY & AUSTIN
                              COUNSEL TO THE AGENT

                                     [Date]

To each of the Lenders party to
the Credit Agreement referred to
below and to The First National
Bank of Chicago, as Agent

       Re:  Lafarge Corporation

Ladies and Gentlemen:

       We have acted as counsel to The First National Bank of Chicago, as Administrative Agent, in connection with that certain Credit Agreement, dated as of December 8, 1998 (the "Credit Agreement"), among Lafarge Corporation, a Maryland corporation (the "Company"), the financial institutions from time to time party thereto as Lenders and The First National Bank of Chicago, as Administrative Agent. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

       In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise, of the following documents:

       (a)   the Credit Agreement;

       (b)   [the Notes]; and

       (c) the opinion of even date herewith of David C. Jones, Vice President - Legal Affairs and Secretary of the Company (the "Opinion").

In our examination of the Credit Agreement [and the Notes], we have assumed the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to us as copies, the genuineness of all signatures, the due authorization, execution and delivery by each of the parties executing such documents and such other legal and factual assumptions as are described in the Opinion. We have also assumed the accuracy of the legal conclusions set forth in the Opinion, except as to the matters on which we expressly opine below. We have further assumed that the execution, delivery and performance of the Credit Agreement [and the Notes] by the Company (i) do not require any action by any governmental agency or private party except for those which have been obtained, (ii) do not violate any provision of law applicable to the and (iii) do not conflict with, result in a breach of or constitute a default under any indenture, agreement, or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound.

       Based upon the foregoing assumptions and examination of documents and upon such investigation as we have deemed necessary, and subject to the qualifications set forth in subparagraphs (a) through (d) below, we are of the opinion as of the date hereof that the Credit Agreement [and the Notes] constitute[s] the legal, valid and binding obligation[s] of the Company enforceable against the Company in accordance with [its] [their respective] terms.

       Our opinion is expressly qualified as follows:

       (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting creditors' rights generally and to the effect of general equitable principles (whether considered in a proceeding in equity or at law). In applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Furthermore, a court may refuse to enforce a covenant or any provision providing for indemnification if and to the extent that it deems such covenant or indemnification provision to be violative of applicable public policy.

       (b)   We render no opinion with respect to the enforceability of Section
12.2.3 of the Credit Agreement.

       (c) Our opinions expressed are limited to the law of the State of Illinois and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

       (d) We express no opinion as to the effect of the compliance or noncompliance by the Agent or any of the Lenders with any federal or state laws or regulations applicable to the Agent or any of the Lenders because of any such entity's legal or regulatory status or the nature of such entity's business or requiring the Agent or any of the Lenders to qualify to conduct business in any jurisdiction.

       In rendering the Opinion, David C. Jones, Vice President - Legal Affairs and Secretary of the Company, may rely on this opinion as if it were addressed to him.

       The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and, except as set forth above, may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof (1) to any party that becomes a Lender after the date hereof pursuant to the Credit Agreement and to a prospective assignee of the Loans, (2) to your independent auditors and attorneys, (3) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (4) pursuant to order or legal process of any court or governmental agency or in any legal proceedings involving the Credit Agreement or this opinion. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above. The opinions expressed above are based solely on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof. We assume no obligation to revise or supplement this opinion should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

                                          Very truly yours,

                                   EXHIBIT F

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
as Administrative Agent (the "Agent")
under the Credit Agreement
described below

Re: Credit Agreement dated as of December 8, 1998 (as the same may be amended or modified, the "Credit Agreement"), among Lafarge Corporation (the "Company"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

       The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Company, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 ---------------------------------------
Customer/Account Name
                     ---------------------------------------------------
Transfer Funds To
                 -------------------------------------------------------
For Account No.
               ---------------------------------------------------------
Reference/Attention To
                      --------------------------------------------------
Authorized Officer (Customer Representative)           Date
                                                           -------------

---------------------------------   ------------------------------------
       (Please Print)                             Signature

Bank Officer Name                  Date
                                       -----------------------------

---------------------------------   ----------------------------------
         (Please Print)                          Signature

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT G

                             COMPLIANCE CERTIFICATE

To:    The Lenders party to the
       Credit Agreement described below

       This Compliance Certificate (this "Certificate") is furnished pursuant to that certain Credit Agreement dated as of December 8, 1998 among Lafarge Corporation, the Lenders and The First National Bank of Chicago, as Administrative Agent (as the same may be amended and in effect from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1.  I am the duly elected or appointed ___________ of the Company;

       2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements;

       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

       4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with Sections 6.14 and 6.15 of the Agreement, all of which data and computations are true, complete and correct.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:



       ------------------------------------------------------------

       ------------------------------------------------------------

       ------------------------------------------------------------

       ------------------------------------------------------------

       The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ____________, _____.



                                                   --------------------------

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

               Schedule of Compliance as of ___________, ____with
                    Provisions of Sections 6.14 and 6.15 of
                            of the Credit Agreement

A.   Leverage Ratio (Section 6.14).


     1.          Consolidated Total Debt                     $
                                                              ------------

     2.          Consolidated Net Worth                      $
                                                              ------------

     3.          Total Capitalization                        $
                 (Consolidated Debt +Consolidated Net Worth)  ------------


     4.          Ratio of Line 1 to Line 3                             %
                 (may not exceed 50%)                           -------


B.   Interest Coverage Ratio (Section 6.15)

     1.          Consolidated EBITDA for 12 month period     $
                 (pre-tax income (loss) + interest expense,   ------------
                 net of interest income + depreciation,
                 depletion and amortization)

     2.          Consolidated Interest Expense               $
                                                              ------------
     3.          Ratio of Line 1 to Line 2                         to 1.00
                 (may not be less than 3.00 to 1.00)         -----